EXHIBIT 7


                            CERTIFICATE OF ADMISSION
                      OF SLC OPERATING LIMITED PARTNERSHIP


         THIS CERTIFICATE OF ADMISSION OF SLC OPERATING LIMITED PARTNERSHIP ("Certificate of Admission") is made effective January 2, 1998, by Starwood Lodging Corporation, a Maryland corporation, as the General Partner of SLC Operating Limited Partnership, a Delaware limited partnership ("Partnership"), which was formed pursuant to the provisions of that certain Limited Partnership Agreement of the Partnership dated as of December 15, 1994 and amended and restated as of June 29, 1995 and again as of November 14, 1997 and subsequently amended as of January 1, 1998 (as such agreement may hereafter be amended from time to time, "Partnership Agreement"). All capitalized terms not defined herein shall have the same meaning set forth in the Partnership Agreement.

                                 R E C I T A L S

         WHEREAS, as of September 8, 1997, that certain Transaction Agreement ("Transaction Agreement") was entered into among the General Partner, the Partnership, SLT, the Realty Partnership, Westin Hotels & Resorts Worldwide, Inc. ("Westin Worldwide"), a Delaware corporation, W&S Atlanta Corp. ("Atlanta"), a Delaware corporation, Westin St. John Hotel Company, Inc. ("St. John"), a U.S. Virgin Islands corporation, and the other parties thereto;

         WHEREAS, pursuant to the Transaction Agreement, it is contemplated that, among other things, the Persons whose names appear below the General Partner's name on the signature pages of this Certificate of Admission (each a "Contributing Party" and, collectively, the "Contributing Parties") will contribute to the Partnership certain of the outstanding shares of capital stock of Atlanta and St. John in exchange for Class B Units described below;

         WHEREAS, pursuant to Section 4.1(e) of the Partnership Agreement, the General Partner is authorized to cause the Partnership to issue additional Partnership Interests in one or more classes or one or more series of any of such classes, with such designations, preferences and relative, participating, optional or other special rights, powers and duties, including rights, powers and duties senior to the then-existing Partnership Interests and Units, as shall be determined by the General Partner in its sole and absolute discretion; and

         WHEREAS, pursuant to Section 11.1(b)(3) and (4) of the Partnership Agreement, the General Partner is authorized to amend the Partnership Agreement without the Consent of the Limited Partners, and in accordance with Section 11.1(b) of the Partnership Agreement, the Limited Partners have received five Business Days' notice of this Certificate of Admission.

         NOW THEREFORE, the undersigned certifies that all appropriate actions have been taken to admit the Contributing Parties to the Partnership upon the terms and conditions set forth below:

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         SECTION 1. Each Contributing Party is hereby admitted as a Limited
Partner of the Partnership and shall receive, inter alia, its share of a maximum total of 393,156 Class B Units1 to be issued pursuant to the Transaction Agreement. The number of Class B Units received by each Contributing Party is set forth next to each such Contributing Party's signature block below. The General Partner hereby consents to each such admission. If the number of Class B Units to be received by any Contributing Party shall be adjusted after the date hereof in accordance with the terms of or in connection with the Transaction Agreement, the General Partner shall amend this Certificate of Admission to reflect such adjustment.

         SECTION 2. Each Contributing Party has agreed to comply with and to be bound by the terms and conditions of the Partnership Agreement. Each Contributing Party has represented that, to the best of its knowledge, its admission as a Limited Partner does not violate any of the restrictions set forth in Section 9.3 of the Partnership Agreement.

         SECTION 3. The Partnership Agreement is hereby amended such that each and every reference to the "Limited Partners" or to a "Limited Partner" includes each Contributing Party.

         SECTION 4. Exhibit A to the Partnership Agreement is hereby amended to reflect this Certificate of Admission.

         SECTION 5. Exhibit B to the Partnership Agreement is hereby amended to reflect this Certificate of Admission. The notice address of each Contributing Party is set forth on Exhibit A to this Certificate of Admission.

         SECTION 6. Section 1.1 of the Partnership Agreement is hereby amended by the addition of the following defined terms:

                     "Class B Certificate of Admission" shall mean the Certificate of Admission of SLC Operating Limited Partnership dated as of January 2, 1998 that authorizes the issuance of Class B Units.

                     "Class B Limited Partners" shall mean those Persons admitted to the Partnership pursuant to the Class B Certificate of Admission, and any Person who, at the time of reference thereto, is a Class B Limited Partner of the Partnership.

                           "Class B Liquidation Preference Distribution" shall mean, with respect to a Class B Unit, an amount equal to the "fair market value" of one RP Ordinary Unit, which shall be payable only in the event of the dissolution and liquidation of the Partnership not preceded or accompanied by a liquidation and dissolution of the Realty Partnership. Such fair market value shall be determined in good faith by the General Partner as of the effective date of such liquidation and dissolution or, if no such effective date applies, as of

--------
1 The exact number of Class B Units to be issued to each Contributing Party will be determined on or about December 29, 1997 in a manner consistent with the Transaction Agreement.

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         the date of the first liquidating distribution pursuant to Section 8.2.
         In the event of any change in (i) the nature or amount of securities constituting a unit of Paired Shares under the pairing agreement between the General Partner and SLT, (ii) the correspondence of the number of non-preferred Units in the Partnership to the number of Paired Shares outstanding or (iii) the correspondence of the number of RP Ordinary Units to the number of Paired Shares outstanding, the amount of the Class B Liquidation Preference that shall accrue with respect to each Class B Unit as a function of the fair market of each RP Ordinary Unit shall be equitably adjusted.

                     "Class B OP Special Distribution" shall mean, with respect to a Class B Unit, an amount equal to the sum, in cash, of the fair market value of all operating and liquidating distributions by the Realty Partnership with respect to RP Ordinary Units on or after January 2, 1998 (whether pursuant to Section 6.2 or 8.2 of the Realty Agreement) in an amount per Class B Unit equal to the amount so distributed in respect of each RP Ordinary Unit. In the event of any change in (i) the nature or amount of securities constituting a unit of Paired Shares under the pairing agreement between the General Partner and SLT, (ii) the correspondence of the number of non-preferred Units in the Partnership to the number of Paired Shares outstanding or (iii) the correspondence of the number of RP Ordinary Units to the number of Paired Shares outstanding, the amount of the Class B OP Special Distribution that shall accrue with respect to each Class B Unit as a function of the amount of the corresponding distribution on the RP Ordinary Units shall be equitably adjusted. Class B OP Special Distributions may only be made with respect to Class B Units and shall be due at the same time as such operating or liquidating distributions are made by the Realty Partnership.

                     "Class B Units" shall mean, collectively, the interests of the Class B Limited Partners in capital, allocations of Net Income, Net Loss and distributions, including Class B OP Special Distributions and Class B Liquidation Preference Distributions, if any. The number of Class B Units owned by each Class B Limited Partner is set forth on Exhibit A hereto.

                     "RP Ordinary Units" shall mean units of the Realty Partnership other than units entitled to receive priority distributions under the Realty Agreement such as the Class A Units (as such term is defined in the Realty Agreement).

                     "Units" shall have the meaning set forth in Section 4.1(c) hereof, and such terms shall include Class A Units and Class B Units except where the context otherwise requires.

         SECTION 7. The definition of "Special Class A Distribution" in Section
1.1 of the Partnership Agreement is hereby amended and restated in its entirety as follows:

                     "Special Class A Distribution" shall mean, with respect to a Class A Unit, the fair market value, in cash, of any operating or liquidating distribution in cash or other property made by the Realty Partnership with respect to an RP Ordinary Unit. Special

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         Class A Distributions may only be made with respect to Class A Units and shall be due at the same time as such operating or liquidating distributions are made by the Realty Partnership.

         SECTION 8. Section 6.1(a) of the Partnership Agreement is hereby amended and restated in its entirety as follows:

                       (a)   Allocation of Net Income and Net Loss.

                             (i) Net Income. Except as otherwise provided herein, Net Income for any fiscal year or other applicable period shall be allocated in the following order and priority:

                                  (A) first, to the General Partner, until the cumulative Net Income allocated pursuant to this Section 6.1(a)(i)(A) for the current and all prior periods equals the cumulative Net Loss allocated pursuant to Section 6.1(a)(ii)(E) for all prior periods;

                                  (B) second, to the holders of Units, including Class A Units and Class B Units, to the extent of, in proportion to and in reverse order of their prior allocations of Net Loss pursuant to Section 6.1(a)(ii)(D) until the cumulative Net Income allocated pursuant to this Section 6.1(a)(i)(B) for the current and all prior periods equals the cumulative Net Loss allocated to such holders pursuant to Section 6.1(a)(ii)(D) for all prior periods;

                                  (C) third, to the holders of Class A Units until each holder of Class A Units has been allocated Net Income pursuant to this Section 6.1(a)(i)(C) in an amount equal to its Class A Preferred Return for the current and all prior periods;

                                  (D) fourth, to the holders of Class A Units until each holder of Class A Units has been allocated Net Income pursuant to this Section 6.1(a)(i)(D) in an amount equal to the Net Income (as defined in Section 1.1 of the Realty Agreement) allocated to an RP Ordinary Unit for all prior periods (or portions thereof) from and after February 14, 1997 pursuant to Section 6.1(a)(i)(E) and
          (F) of the Realty Agreement, multiplied by the number of Class A Units held by such holder;

                                  (E) fifth, to the holders of Class B Units until each holder of Class B Units has been allocated Net Income pursuant to this Section 6.1(a)(i)(E) in an amount equal to its accrued Class B OP Special Distributions, if any;

                                  (F) sixth, to the holders of Class B Units until each holder of Class B Units has been allocated Net Income pursuant to this Section 6.1(a)(i)(F) in an amount equal to the excess of its accrued Class B Liquidation Preference

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         Distribution, if any, over the portion of such holder's initial Capital
         Account balance allocable to the Class B Liquidation Preference;

                                  (G) seventh, to the extent the Partnership has made distributions pursuant to Section 6.2(d) to the holders of Units, including Class A Units and Class B Units, in accordance with and in proportion to distributions made under Section 6.2(d); and

                                  (H) thereafter, to the holders of Units, including Class A Units and Class B Units, in accordance with and in proportion to their respective holdings of Units.

                           (ii) Net Loss. Except as otherwise provided herein, Net Loss of the Partnership for each fiscal year or other applicable period shall be allocated in the following order and priority;

                                  (A) first, to the holders of Units, including Class A Units and Class B Units, to the extent of, in proportion to, and in the reverse order of, Net Income previously allocated to the Partners pursuant to Section 6.1(a)(i)(H), until the cumulative Net Loss allocated pursuant to this Section 6.1(a)(ii)(A) for the current and all prior periods equals the cumulative Net Income allocated pursuant to Section 6.1(a)(i)(H) for all prior periods;

                                  (B) second, to the holders of Class B Units to the extent of and in proportion to their prior allocations of Net Income pursuant to Section 6.1(a)(i)(E) and (F) until the cumulative Net Loss allocated pursuant to this Section 6.1(a)(ii)(B) for the current and all prior periods equals the cumulative Net Income allocated to such holders pursuant to Section 6.1(a)(i)(E) and (F) for all prior periods;

                                  (C) third, to the holders of Class A Units to the extent of and in proportion to their prior allocations of Net Income pursuant to Section 6.1(a)(i)(C) and (D) until the cumulative Net Loss allocated pursuant to this Section 6.1(a)(ii)(C) for the current and all prior periods equals the cumulative Net Income allocated to such holders pursuant to Section 6.1(a)(i)(C) and (D) for all prior periods;


                                  (D) fourth, to the holders of Units, including Class A Units and Class B Units, in accordance with their respective holdings of Units, provided that Net Losses shall not be allocated pursuant to this Section 6.1(a)(ii)(C) to the extent such allocations would cause any Limited Partner to have an Adjusted Capital Account Deficit as of the end of the fiscal year to which such Net Loss relates; and

                                  (E) the balance, if any, to the General
          Partner.

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         SECTION 9. Section 6.2 of the Partnership Agreement is hereby amended and restated in its entirety as follows:

                    6.2 Distributions. The General Partner shall cause the Partnership to distribute all, or such portion as the General Partner may in its reasonable discretion determine, of Net Cash Flow to the holders of applicable Units, including Class A Units and Class B Units, who are holders on the Record Date with respect to such distribution. Distributions of Net Cash Flow shall be made in the following priority:

                         (a) first, to the holders of Class A Units, pro rata in accordance with holders' ownership of Class A Units, in an amount equal to the excess, if any, of (i)(x) the cumulative Class A Preferred Return from February 14, 1997 to the end of such fiscal year or other applicable period ending on the Partnership Record Date, over
          (y) the sum of all prior distributions to the holders of Class A Units pursuant to this Section 6.2(a)(i), and then (ii)(x) the cumulative Special Class A Distributions from February 14, 1997 to the end of such fiscal year or other applicable period ending on the Partnership Record Date, over (y) the sum of all prior distributions to the holders of Class A Units pursuant to this Section 6.2(a)(ii), treating the distributed amounts as paying the oldest amounts due first;

                         (b) second, to the holders of Class B Units, pro rata in accordance with holders' ownership of Class B Units, in an amount equal to the excess, if any, of (i) the total of all Class B OP Special Distributions that have accrued as of the date of payment of such distribution, less (ii) the total of all previous distributions to the holders of Class B Units in respect of such Class B OP Special Distributions pursuant to Section 8.2(a)(v), if any, and this Section 6.2(b);

                         (c) third, except as otherwise provided in Sections 6.2(d), to the holders of Units, including Class A Units and Class B Units, who are holders on the Partnership Record Date with respect to such distribution pro rata in accordance with the holders' ownership of Units, including Class A Units and Class B Units; and

                         (d) when the General Partner declares a distribution to holders of Shares and the amount otherwise determined to be distributable to each holder of a Unit, including Class A Units and Class B Units, under Section 6.2(c) results in an amount that is less than the amount distributable to each holder of a Share (on a per Share to per Unit basis), the General Partner shall cause the Partnership to distribute sufficient amounts to holders of Units, including Class A Units and Class B Units, as of the Partnership Record Date so that such holders of Units, including Class A Units and Class B Units, will receive an amount per Unit equal to the related distributions to holders of Shares (on a per Share to per Unit basis). The General Partner shall accomplish this by reducing the amounts otherwise distributable to it under Section 6.2(c) and increasing the amount otherwise distributable to holders of Units, including Class A Units and Class B Units, under Section 6.2(c) and, to the extent necessary, by contributing additional capital to the Partnership.

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         SECTION 10. Section 8.2(a) of the Partnership Agreement is hereby amended and restated in its entirety as follows:

                     8.2   Distributions on Dissolution.

                     (a) In the event of the dissolution and liquidation of the Partnership for any reason, the assets of the Partnership shall be liquidated for distribution in the following rank and order:

                         (i) payment of creditors of the Partnership, including creditors who are Partners or former Partners;

                         (ii) establishment of reserves as provided by the Liquidating Trustee to provide for contingent liabilities, if any;

                         (iii) to the holders of Class A Units, pro rata in accordance with the holders' ownership of Class A Units, in an amount equal to the excess, if any, of (x) the cumulative distributions under
          Section 8.2(a) of the Realty Agreement for an equivalent number of RP Ordinary Units in the Realty Partnership from February 14, 1997 to the date on which a distribution under this Section 8.2(a) is made, over
          (y) the sum of all prior distributions to the holders of Class A Units pursuant to this Section 8.2(a)(iii);

                         (iv) to the holders of Class B Units, pro rata in accordance with the holders' ownership of Class B Units, in an amount equal to the excess, if any, of (x) the Class B Liquidation Preference Distribution, over (y) the sum of all prior distributions to holders of Class B Units pursuant to this Section 8.2(a)(iv);

                         (v) to the holders of Class B Units, pro rata in accordance with the holders' ownership of Class B Units, in an amount equal to the excess, if any, of (x) the total of all Class B OP Special Distributions that have accrued as of the date of payment of such liquidating distribution, less (y) the total of all previous distributions to the holders of Class B Units in respect of such Class B OP Special Distributions pursuant to Section 6.2(a) and this Section 8.2(a)(iv); and

                         (vi) to the holders of Units, including Class A Units and Class B Units, in accordance with their respective holdings of Units.

         Whenever the Liquidating Trustee reasonably determines that any reserves established pursuant to paragraph (ii) above are in excess of the reasonable requirements of the Partnership, the amount determined to be excess shall be distributed to the Partners in accordance with the provisions of this Section 8.2(a). No Partner or holder of Units shall be liable to any other Partner or holder of Units for a deficit balance in its Capital Account.


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         SECTION 11. As provided for in this Certificate of Admission and as otherwise necessary or appropriate to reflect the admission of the Contributing Parties to the Partnership, the Partnership Agreement is hereby amended effective as of the date first written above. Except as otherwise provided in this Certificate of Admission, each and every provision of the Partnership Agreement remains in full force and effect.

         IN WITNESS WHEREOF, the party hereto has executed this Certificate of Admission or caused this Certificate of Admission to be executed on its behalf as of the date first above written.


                                        STARWOOD LODGING CORPORATION, a
                                        Maryland corporation

                                        By: /s/ Alan M. Schnaid
                                            Name: Alan M. Schnaid
                                            Title: Vice President and Corporate
                                                   Controller
                                                   Principal Accounting Officer


         IN WITNESS WHEREOF, the Contributing Parties hereby agree to and acknowledge the terms of this Certificate of Admission.


77,825  Units                        WHWE L.L.C.

                                     By:  Whitehall Street Real Estate
                                          Limited Partnership V,
                                          Member and Manager

                                     By:  WH Advisors, L.P. V,
                                          General Partner

                                     By:  WH Advisors, Inc. V,
                                          General Partner


                                     By: /s/ Jonathan Langer
                                          Name: Jonathan Langer
                                          Title: Attorney-in-fact






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147,012 Units                        Woodstar Investor Partnership

                                     By:  Marswood Investors, L.P.,
                                          General Partner

                                     By:  Starwood Capital Group, L.P.,
                                          General Partner

                                     By:  BSS Capital Partners, L.P.,
                                          General Partner

                                     By:  Sternlicht Holdings II, Inc.,
                                          General Partner


                                     By: /s/ Ronald C. Brown
                                          Name: Ronald C. Brown
                                          Title: Attorney-in-fact


87,904 Units                         Nomura Asset Capital Corporation


                                     By: /s/ Daniel S. Abrams
                                          Name: Daniel S. Abrams
                                          Title: Director




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                                    EXHIBIT A


1)       If to WHWE L.L.C., to:

         85 Broad Street
         New York, New York 10004

         Attention:        Stuart M. Rothenberg
         Telecopier:       (212) 357-5505

2)       If to Woodstar Investor Partnership, to:

         Three Pickwick Plaza, Suite 250
         Greenwich, CT 06830

         Attention:        Barry S. Sternlicht
         Telecopier:       (203) 861-2101


3)       If to Nomura Asset Capital Corporation, to:

         Two World Financial Center, Building B
         New York, NY 10281

         Attention:        Daniel S. Abrams
         Telecopier:       (212)  667-1666











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